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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



   (CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED IN CHINESE CHARACTER)
               CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED
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             (Exact name of registrant as specified in its charter)

               Hong Kong                               Not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Building C, No. 156 Fuxingmennei Avenue,
     Xicheng District, Beijing, PRC                       100031
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered

    American depositary shares, each
    representing 20 ordinary shares                New York Stock Exchange
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             Ordinary shares                       New York Stock Exchange*
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
  333-119786    (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

None.


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* Not for trading, but only in connection with the registration of American
  Depositary Shares.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's ordinary shares and the description of the American Depositary Shares representing such ordinary shares set forth under the captions "Description of Share Capital" and "Description of American Depositary Shares" contained in the prospectus constituting Part I of the Registrant's registration statement on Form F-1 (File No. 333-119786) as filed under the Securities Act of 1933, as amended, on October 15, 2004, is hereby incorporated by reference in answer to this item.


ITEM 2. EXHIBITS.

     Not applicable.

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                                    SIGNATURE

     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


China Netcom Group Corporation (Hong Kong) Limited


Date   October 26, 2004
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By     /s/ Edward Tian Suning
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       Name:  Edward Tian Suning

       Title: Director; Chief Executive Officer

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